SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM INTERNATIONAL GROWTH AND INCOME FUND
           -- Class A Shares
Fiscal period ending:  June 30, 1997
Inception date (if less than 10 years of performance): 8/1/96


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $         $            $1,000

ERV =  Ending Redeemable Value   $         $            $1194.48

T   =  Average Annual
       Total Return                  %         %         21.57%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $457,538

Expenses                         $169,890

Reimbursement                    $16,424

Average shares                   13,837,710

NAV                              $10.76

Sales Charge                      5.75%

POP                              $11.42

Yield at POP                      2.19%

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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM INTERNATIONAL GROWTH AND INCOME FUND
           -- Class B Shares
Fiscal period ending:  June 30, 1997
Inception date (if less than 10 years of performance): 8/1/96

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $           $         $1,000

ERV =  Ending Redeemable Value   $           $         $1,207.96

T   =  Average Annual
       Total Return                  %            %       23.08%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $498,042

Expenses                         $283,342

Reimbursement                    $7,439

Average shares                   15,147,100

NAV                              $10.72

Maximum Contingent Deferred
    Sales Charge                   5.0%

Yield at NAV                      1.59%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: PUTNAM INTERNATIONAL GROWTH AND INCOME
           -- Class M Shares
Fiscal period ending: June 30, 1997
Inception date (if less than 10 years of performance): 8/1/96


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $         $            $1,000

ERV =  Ending Redeemable Value   $         $            $1,217.46


T   =  Average Annual
       Total Return                  %         %         24.14%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $48,842

Expenses                         $24,550

Reimbursement                    $1,026

Average shares                  1,481,634

NAV                              $10.74

Sales Charge                      3.50%

POP                              $11.13

Yield at POP                     1.77%